UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2023

ELUTIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 370

Silver Spring, MD 20904

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ELUT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

Regained Compliance with Nasdaq Market Value of Listed Securities Listing Requirement

On December 22, 2023, Elutia Inc. (the “Company”) received written notice from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it had regained compliance with the Market Value of Listed Securities (“MVLS”) requirement for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “Market Value Standard”). Compliance was regained because the market value of the Company’s Class A Common Stock has exceeded $35 million for over 10 consecutive trading days.

As previously reported, on May 4, 2023, the Company received written notice from the Nasdaq notifying the Company that it did not meet the MVLS requirement for continued listing on the Nasdaq Capital Market pursuant to the Market Value Standard, and noting that the Company did not meet the requirements under Nasdaq Listing Rules 5550(b)(1) (Equity Standard) and 5550(b)(3) (Net Income Standard).  In accordance with Nasdaq rules, the Company had until October 31, 2023 to regain compliance with the Market Value Standard.  On November 1, 2023, the Company received a delisting determination letter from Nasdaq advising the Company that it had not regained compliance with the Market Value Standard by the compliance deadline.  The Company subsequently appealed the determination and a hearing before Nasdaq is currently scheduled for January 25, 2024 (the “Hearing”).

Also as previously reported however, the Company is not in compliance with Listing Rule 5605(b)(1) (the “Board Independence Rule”), which requires that a majority of the members of the Board of Directors be independent within the meaning of Listing Rule 5605(a)(2).  Consequently, although the Company will no longer need to appeal the Market Value Standard matter at the Hearing, the Board Independence Rule issue is still scheduled to be considered at the Hearing for the time being.

The Company currently expects to come into compliance with the Board Independence Rule the first week of January 2024, either due to: (1) one or both of the Company’s non-independent, non-employee directors regaining independence; (2) through the resignation from the board of one or more non-independent directors; or (3) through the addition to the board of one or more new independent directors.

The Company’s non-compliance with the Board Independence Rule does not have an immediate effect on the listing or trading of the Company’s Class A common stock, which continues to be listed and traded on the Nasdaq Capital Market under the symbol “ELUT.”

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the securities laws. Forward-looking statements in this report include in any statements about the Company’s plans to come into compliance with Nasdaq listing standards. Forward-looking statements are based on management’s current assumptions and expectations of future events; actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties, including those found in the Company’s periodic reports. Consequently, you should not rely on forward-looking statements as predictions of future events. Except as required by applicable law, the Company expressly disclaims any obligations to publicly update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELUTIA INC.

Date: December 27, 2023	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer